                                                                  EXHIBIT 10.3


                         SCUDDER 401(k) PROTOTYPE PLAN
                         -----------------------------


                            Summary Plan Description
                             Employer Instructions


        After establishing a 401(k) Plan, you are required to provide a Summary Plan Description to all of your participants within 120 days. You are also required to provide the Summary to new participants within 90 days after they become eligible for the plan, and to beneficiaries within 90 days after benefits have commenced. If you ever amend the plan, you must provide participants and beneficiaries with an updated Summary Plan Description. If you do not amend the plan, you must provide the Summary to participants and beneficiaries every 10 years.

        In addition, you must submit a copy of the Summary to the Department of Labor (DOL) after you adopt the plan and whenever you update and distribute the Summary to participants. The address for the DOL is:

                                      SPD
                              Pension and Welfare
                                Benefit Programs
                            U.S. Department of Labor
                    200 Constitution Ave., N.W., Room N4641
                             Washington, D.C. 20216

        The Summary Plan Description that you distribute must be thorough, accurate and complete and must follow a prescribed set of rules. To help you comply with this requirement, you may use the attached version of the Summary. Once you complete this with the information from your Adoption Agreement (abbreviated as "AA" in the Summary), this "model" Summary will accurately reflect the provisions of your plan.

                                    Scudder
                                  401(k) Plan

                            Summary Plan Description

                               Table of Contents
                               -----------------

                                                                        Page
                                                                        ----
1.      INTRODUCTION .................................................    1

2.      DEFINITIONS ..................................................    2
                "Compensation" .......................................    2
                "Employer" ...........................................    3
                "Highly Compensated Employee" ........................    3
                "Hours of Service" ...................................    4
                "Key Employee" .......................................    4
                "One-Year Break in Service" ..........................    5
                "Participant" ........................................    5
                "Plan Year" ..........................................    5
                "Top Heavy" ..........................................    5
                "Year of Service" ....................................    5
                "Vesting Year" .......................................    6

3.      BELONGING TO THE PLAN ........................................    7

4.      CONTRIBUTIONS TO THE PLAN ....................................    9
        EMPLOYEE CONTRIBUTIONS .......................................    9
                Salary Reduction Contributions .......................    9
                Deferred Cash Contributions ..........................   10
                Rollover Contributions ...............................   10
                Nondeductible Voluntary Contributions ................   11
        EMPLOYER CONTRIBUTIONS .......................................   11
                Profit Sharing Contributions .........................   11
                Matching Contributions ...............................   12
        TAXATION OF CONTRIBUTIONS ....................................   13
        VESTING OF CONTRIBUTIONS .....................................   13

5.      BENEFITS AND DISTRIBUTIONS FROM THE PLAN .....................   14
        TIMING OF DISTRIBUTIONS ......................................   14
                Normal Distribution Time .............................   14
                Hardship Distributions ...............................   15
                Other Distribution Times .............................   16
        FORMS OF DISTRIBUTIONS .......................................   16
                Normal Distribution Form .............................   16
                Optional Distribution Forms ..........................   17
        DISTRIBUTIONS OF BENEFITS UPON YOUR DEATH ....................   17
                Pre-retirement Death Benefits ........................   17
                Post-retirement Death Benefits .......................   17

                                                                        Page
                                                                        ----
6.      MISCELLANEOUS ................................................   18
                Nondiscrimination Testing ............................   18
                Investment of the Trust Fund .........................   18
                Loans ................................................   19
                Amendment and Termination of Plan ....................   19
                Administration .......................................   20
                Claims and Review Procedure ..........................   20
                "Spendthrift" Provisions .............................   21
                Trust Fund not Insured................................   21
                Inability to Locate Person to Receive Payment,
                        Incompetent Beneficiary ......................   22
                Special Rights under ERISA ...........................   22

7.      REFERENCES ...................................................   26

                                 1. INTRODUCTION

                            This is a summary of the

                  New Mexico and Arizona Land Company 401(k) Plan which has recently been established or amended. The purpose of the Plan is to provide retirement income for those eligible. The effective date of the Plan or amendment is l/l/92 (insert date specified in Section XIV of AA).

    We prepared this Summary to comply with a legal requirement for a "summary plan description," describing your rights and obligations as a Participant in the Plan in language which should be easy for you to understand.

    In this Summary, we may have unintentionally left out or misstated some items. However, please remember that this Summary cannot cover all the details of the Plan or act as a substitute for the Plan document which contains all of the provisions of the Plan. If there is any inconsistency between this Summary and the actual provisions of the Plan, the actual provisions will control.

     If you have any questions about the Plan or about your benefits under the Plan, please contact your Plan Administrator, NM and AZ Land Co.

                                             Name of Plan Administrator
                                             (the Employer unless
                                             Employer appoints someone
                                             else to act as Plan
                                             Administrator)

                                 2. DEFINITIONS

    Here are definitions for some terms that are used throughout this Summary and the Plan. Since these words may have technical meanings slightly different from their ordinary meanings, please refer to these definitions when you are reading this summary or the Plan document.

    "Compensation" means the amount paid to you by the Employer during any Plan
          Year (defined below) as reported to the federal government for purposes of withholding federal income taxes for that Plan Year plus any salary reduction contributions you make to a 401(k), 403(b), Salary Reduction SEP or a Cafeteria Plan.

    Compensation for Purposes of Profit Sharing Contributions will (check the appropriate box according to Sec. VIII.A. of AA):

    /X/ include Salary Reduction Contributions, Deferred Cash Contributions (which you did not elect to take in cash), and other amounts which are excluded from your income as reported to the federal government.

    / / not include Salary Reduction Contributions, Deferred Cash Contributions (which you did not elect to take in cash), and other amounts which are excluded from your income as reported to the federal government.

    The maximum amount of Compensation which may be considered for most purposes under the Plan is limited to $200,000 per Plan Year (as indexed for inflation, $228,860 for 1992). If you are self-employed, Compensation means earned income as defined by the Internal Revenue Code.

"Employer" means the organization named in the Adoption Agreement, any successor organization adopting this Plan, and all organizations and entities which are required by the Internal Revenue Code to be aggregated with the organization named in the Adoption Agreement.

"Highly Compensated Employee" is an employee who:

         - owns or owned more than 5% of the Employer during the Plan Year or the preceding Plan Year,

         - earned more than $75,000 (as indexed for inflation) in annual compensation from the Employer during the preceding Plan Year,

         - earns more than $75,000 (as indexed for inflation) in annual compensation from the Employer during the Plan Year and is among the 100 most compensated employees during the current year,

         - earned more than $50,000 (as indexed for inflation) in annual compensation from the Employer during the preceding Plan Year and was in the "top-paid group" of employees for the same year. "Top-paid group" means the top 20% of employees, based on compensation for the year,

         - earns more than $50,000 (as indexed for inflation) in annual compensation from the Employer during the Plan Year and is both a member of the "top-paid group" and among the l00 most compensated employees during the Plan Year,

         - was an officer of the Employer and earned more than $45,000 (as indexed for inflation), during the preceding Plan Year, or

         - is an officer and earns more than $45,000 (as indexed for inflation) for the Plan Year.

"Hours of Service" means any hours for which you are either paid or entitled to be paid by the Employer for performing duties or for other reasons such as vacation, holidays, sick days, maternity or paternity leave, disability, jury or military duty, layoff or authorized leave of absence.

      Hours of Service are used when determining whether you have met the eligibility and vesting requirements of the Plan.

      Please note that Hours of Service you may have accumulated for reasons other than performing duties, such as vacation, maternity leave, etc., cannot exceed 501 hours for each continuous period during which you do not perform any duties.

"Key Employee" is an employee who at any time during the Plan Year, or any of the preceding four Plan Years, is one or more of the following:

         -        an individual owning more than 5% of the business

         - an individual owning more than 1% of the business and earning more than $150,000

         - an officer of the business earning more than $45,000 (as indexed for inflation)

         - one of the 10 employees earning more than $30,000 and owning the largest interests in the Employer

"One-Year Break in Service" is a 12 month period during which you complete 500 or less Hours of Service (see definition above). The 12 month periods are measured from the day you began working for the Employer or an anniversary of that day. (Note: if a "Year of Service" is defined below as a 12 month period during which you complete 501 or less Hours of Service, then a One-Year Break in Service is a 12 month period during which you do not complete the number of Hours of Service specified in the "Year of Service" definition below.

"Participant" means an employee who has satisfied the eligibility requirements of the Plan and is thereby eligible to participate in the Plan. See
         Section 3. of this Summary for the Plan's eligibility requirements.

"Plan Year" means the 12-month period ending on the last day of
       December
    -----------------------     over which Plan records are maintained.
    (complete by referring to
     Sec. XV.A. of your AA)


"Top Heavy" describes a Plan in which the sum of account balances of Key
      Employees (defined above) exceeds 60% of the sum of account balances of all Participants.

"Year of Service" is a 12-consecutive-month period during which you
      have worked     1,000     Hours of Service
                 ---------------
        (complete by referring
       to Sec. I.E. of your AA)
         beginning on the day you first complete an Hour of Service or on an anniversary of that day. For example, if you started to work for the Employer on October 4, a "Year of Service" would run from that October 4 to the next October 3.

"Vesting Year" means a year to be accrued on the vesting schedule (see "Vesting of Contributions" on page 13). A Vesting Year will be credited to you whenever you complete during the appropriate measuring period (complete by referring to Sec. V.E. of your AA):

         /X/  1,000 Hours of Service (insert # from Sec. I.E. of your AA).

         / / ______Hours of Service (insert # from Sec. I.E. of your AA) or receive an allocation of the Employer's Profit Sharing Contribution for that Plan Year, or both.

         A Vesting Year will be measured (complete by referring to Sec. V.D. of your AA):

         / / on the 12-consecutive-month period beginning on the first day you complete an Hour of Service or an anniversary of that date.

         /X/  on the Plan Year.

         When calculating your Vesting Years, the Employer will also include your employment (check appropriate boxes, if any, according to Sec. V.C. of your AA):

         /X/  before this Plan or a predecessor plan was established.

         / /  before the first Plan Year in which you reached the age of 18.

         / / after five consecutive One-Year Breaks in Service (but this inclusion will apply only for the purpose of computing the vested percentage of Employer Profit Sharing and Matching Contributions made before such break).

                            3. BELONGING TO THE PLAN

    Before you become a Participant in the Plan, you must satisfy certain eligibility requirements. These requirements are explained in this section.

    You have the right to make Salary Reduction Contributions and/or Deferred Cash Contributions to the Plan after you complete One Year (insert "One Hour" if you chose immediate participation in Sec. I.A. of AA; otherwise insert the time period specified in Sec. I.A. of AA) of Service for the Employer.

    You have the right to receive Employer Profit Sharing and Matching CONtributions made to the Plan after you complete One Year (insert "One hour" if you chose immediate participation in Sec. I.C. of AA; otherwise insert the time period specified in Sec. I.C. of AA) of Service for the Employer.

    If you are required to complete a number of years to be eligible to participate, for example, 1 or 2 years, you must complete 1,000 Hours of Service (complete by referring to Sec. I.E. of AA) during each of the years in order for the year to count as a Year of Service. The years are measured over 12-month periods beginning with the day you began working for the Employer or an anniversary of that date. When calculating your Hours of Service for each week during which you work at least one hour for the Employer, your Employer will credit you with (complete by referring to Sec. I.F. of AA):

         /X/ the actual number of hours for which you performed services for the Employer during that week.

         / /      45 Hours of Service.

    If you are required to complete a fraction of a year to participate in the Plan, for example, 2 1/2 years or 1 1/2 years, you do not have to complete any specified number of Hours of Service to receive credit for the fraction of a year.

    All employees who have completed the necessary length of service stated above and who are at least 21 years of age (complete by referring to Sec. I.G. of AA or strike out if inapplicable) are eligible to participate except (complete by referring to Sec. I.H. of AA):

         /X/ Non-resident aliens who work for the Employer outside of the United States.

         /X/ Individuals covered by a collective bargaining contract. (Please refer to Plan document for specific details).

    You will become a Participant for Salary Reduction Contributions and/or Deferred Cash Contributions on (complete by referring to Sec. I.B. of AA):

         / / the first day you complete all of the above applicable requirements.

         / / the first day of the next month after you complete all of the above applicable requirements.

         / / The first day of the next pay period after you complete all of the above applicable requirements.

         /X/ the first day of the next quarter of the Plan Year after you complete all of the above applicable requirements.

    You will become a Participant for Employer Contributions on (complete by referring to Sec. I. D. of AA) :

         / / the first day you complete all of the above applicable requirements.

         / / the first day of the next month after you complete all of the above applicable requirements.

         / / the first day of the next pay period after you complete all of the above applicable requirements.

         /X/ the first day of the next quarter of the Plan Year after you complete all of the above applicable requirements.

    If you leave your job with the Employer, you cease to become a Participant on the day you leave. If you return to work with the Employer, however, you will immediately became a Participant again and in most cases will receive credit for any Years of Service and Vesting Years you had accumulated previously. You will not receive credit for these years if you left your job before becoming vested or you left for a period of time longer than all of your previous years of service or five years, whichever is greater.

                         4. CONTRIBUTIONS TO THE PLAN
                            EMPLOYEE CONTRIBUTIONS

                        Salary Reduction Contributions

    You may elect to have part of your Compensation contributed to the plan through salary reduction. These contributions are called "Salary Reduction Contributions." The minimum percent of your Compensation that you may contribute is 0 (complete by referring to II. (A) of AA), and the maximum percent of your Compensation that you are allowed to contribute is 20 (complete by referring to II. (A) of your AA).

Deferred Cash Contributions (refer to Sec. II. (B) of your
                             AA; strike out if inapplicable)

    You may elect to have all or a portion of any cash bonuses you receive from your Employer contributed to the plan as "Deferred Cash Contributions." The Employer will give you a reasonable time to elect to contribute cash bonuses to the plan.

    Your Salary Reduction and Deferred Cash Contributions together are limited for each calendar year to $7,000, as indexed to inflation. For 1991, the indexed limit is $8,475, 1992, $38,728. If you contribute more than is allowed for any year, you should notify your Employer between January and March 1 of the following year so that the Employer will be able to have the excess removed by April 15th of that same following year to avoid any tax penalty.

Rollover Contributions (strike out if inapplicable)

    If the Plan Administrator allows it, you may make a Rollover Contribution to the Plan from another tax-qualified plan. You must make a Rollover Contribution within 60 days of receiving the rollover amount. In most cases, the Plan Administrator will require that you state in writing that the amount is eligible for a rollover according to the Internal Revenue Code requirements. Any Rollover Contributions and their earnings are always 100% vested, and you may withdraw all or a portion of your Rollover Contributions and any earnings on those contributions at any time, as long as you give at least 30 days' written notice to the Plan Administrator.

  Non-deductible Voluntary Contributions (refer to Sec. XI of AA; strike out if inapplicable)

    You may make Non-deductible Voluntary Contributions on your own behalf whenever the Plan Administrator allows you to. The maximum amount you may contribute may not exceed 10% of your total compensation while you have been a Participant in the Plan. These voluntary contributions and their earnings are always 100% vested. You may withdraw all or a portion of your Non-deductible Voluntary Contributions and any earnings on those contributions at any time, as long as you give at least 30 days, written notice to the Plan Administrator.

                            EMPLOYER CONTRIBUTIONS

    You will qualify to receive an allocation of any Employer Profit Sharing and Matching Contributions if you are a Participant (complete by referring to Sec. VI.A. of AA):

         /X/ at any time during the Plan Year regardless of the number of Hours of Service you completed during the Plan Year.

            / /      at any time during the Plan Year if you completed
                     (insert # of hours from Sec. VI.A. of AA) Hours of Service during the Plan Year.

Profit Sharing Contributions (Refer to Sec. III. of AA; strike out if inapplicable)

For each Plan Year, the Employer may make a contribution out of profits.

Your Employer will make Profit Sharing Contributions on behalf of (complete by referring to VI.B. of AA) :

         /X/      every Participant entitled to an allocation.

         / / only those Participants entitled to an allocation who are Non-Highly Compensated Employees.

    Profit Sharing contributions will be divided among the accounts of the Participants entitled to an allocation according to this formula:

                      Participant's Compensation
Total Employer X      for the Plan Year            =   Amount
Contribution          Total Compensation for           Credited to
                      Plan Year for all                Participant's
                      Participants Entitled            Account
                      to a Contribution.

    The explanation of how Compensation is defined for the purpose of Profit Sharing Contributions can be found on pages 2-3 of this Summary.

Matching Contributions (see Sec. IV.A. of AA; strike out if inapplicable)

     Your Employer will match your:

     /X/    Salary Reduction Contributions

     / /    Deferred Cash Contributions

     by the following amount(s) (complete by referring to Sec. IV.B. of AA):
     100% of first 3% of salary

    However, your Employer will not match your contributions below 0 (indicate dollar or percentage from. Sec. IV.C. of AA) of your Compensation and will not match your contributions by more than 3% (indicate dollar or percentage from Sec. IV.C. of AA) of your Compensation.

    The explanation of how Compensation is defined for the purpose of Employer Matching Contributions can be found on page 2 of this Summary.

    Your Employer will make these contributions on behalf of (complete by referring to Sec. VI.C. of AA):

         /X/      every Participant entitled to an allocation.

         / / only those Participants entitled to an allocation who are Non-Highly Compensated Employees.

                            TAXATION OF CONTRIBUTIONS

    All contributions made to your Account, other than Non-deductible Voluntary Contributions, are not currently subject to federal tax, but will be subject to federal income taxation along with their earnings when benefits are paid to you or your beneficiaries.

                            VESTING OF CONTRIBUTIONS

    All contributions you make (Salary Reduction Contributions, Deferred Cash Contributions, Rollover, Non-deductible Voluntary Contributions) are fully vested and nonforfeitable when made. Once assets are vested, " they are "non-forfeitable", that is, not lost or taken away even if you leave your job.

    All Profit Sharing Contributions made by the Employer on your behalf and any earnings on those contributions will vest and become non-forfeitable (complete by referring to Section V.A. of AA):

         /X/      immediately.

         / / in 20% increments beginning after you have completed 2 Vesting Years so that you will be 100% vested after completing 6 Vesting Years.

         / /      according to this vesting schedule:

                    Vesting Years                    Percent Vested
                    -------------                    --------------

                         1
                                                     ---------------
                         2
                                                     ---------------
                         3
                                                     ---------------
                         4
                                                     ---------------
                         5
                                                     ---------------
                         6
                                                     ---------------

    All Matching Contributions and any earnings on those contributions will vest and become non-forfeitable (complete by referring to Sec. V.B.):

         /X/      immediately.

         / / in 20% increments beginning after you have completed 2 Vesting Years so that you will be 100% vested after completing 6 Vesting Years.

         / /      according to this vesting schedule:

                    Vesting Years                    Percent Vested
                    -------------                    --------------

                         1
                                                     ---------------
                         2
                                                     ---------------
                         3
                                                     ---------------
                         4
                                                     ---------------
                         5
                                                     ---------------
                         6
                                                     ---------------


                   5. BENEFITS AND DISTRIBUTIONS FROM THE PLAN

                             TIMING OF DISTRIBUTIONS

Normal Distribution Time

    Your Normal Retirement Date will be when you reach the age of 59 1/2 (insert age from Sec. IX. of AA).

    You may receive distributions from your account in monthly installments beginning within 60 days after the end of the Plan year in which you either reach your Normal Retirement Date (stated above) or when you stop working for the Employer, Whichever is later. In most cases, these monthly installments will be paid to you for 120 months (see "Normal Distribution Form", page 16). However, you must begin to receive benefits when you reach the age of 70 1/2, even if you are still working for the Employer. You are required to start receiving benefits not later than the April 1st following the year in which you reach age 70 1/2, and you must take minimum distributions for each following year by December 31st of each year. If you do not receive your required minimum distribution for any year, you will be subject to an IRS penalty of 50% of the amount that you did not receive.

Hardship Distributions (see Sec. X. of AA; strike out if inapplicable)

    You are also eligible to receive distributions from your account if you encounter financial hardship. Hardship distributions will be only granted for an immediate and heavy financial need resulting from one or more of the following:

         1. Medical expenses for you, your spouse, or any of your dependents but only to the extent that the expenses are deductible from your income on your federal income tax return.

         2. Purchase of a principal residence for you (this does not include mortgage payments)

         3. Payment of tuition for the next semester or quarter of post-secondary education for you, your spouse, your children or your dependents.

         4. Payment to prevent your eviction from your principal residence or to prevent foreclosure on the mortgage on your principal residence.

    You must also satisfy the following conditions to receive a hardship distribution:

         1. You must have taken all other permissible distributions or nontaxable loans from this Plan or any other plan of the Employer.

         2. You will riot be able to make Salary Reduction Contributions, Deferred Cash Contributions, and Nondeductible Voluntary Contributions for twelve months after you take a hardship distribution.

         3. The hardship distribution cannot exceed the amount of your immediate and heavy financial need.

         4. For the year following the year in which you took the hardship distribution, the maximum amount that you will be able to contribute to the Plan by Salary Reduction Contributions and Deferred Cash Contributions will be the difference between (a) the limit on Salary Reduction and Deferred Cash Contribution for that year ($7,000 as indexed for inflation) and (b) the amount you contributed to the Plan by Salary Reduction and Deferred Cash Contributions in the year you took the hardship distribution.

Other Distribution Times

    You may elect an earlier time for distributions to begin, provided that distributions do not begin before you have reached age 59 1/2, become disabled, or separated from service.

                            FORM OF DISTRIBUTIONS

Normal Distribution Form

    Under the normal distribution form, your vested account balance will be distributed to you in substantially equal monthly installments over a ten year period, unless you elect one of the optional forms described below . However, the normal distribution form for a Hardship Distribution is a single payment.

Optional Distribution Forms

    If you elect not to have your vested account balance distributed in the normal method, i.e., installments for ten years, you may have your vested account balance distributed in a lump sum or fixed installment payments to be paid to you over a period not greater than the joint life expectancy of you and a designated Beneficiary.

                   DISTRIBUTIONS OF BENEFITS UPON YOUR DEATH

Pre-retirement Death Benefits

    If you are married and you die before distributions from your account have begun, your vested account balance will be distributed to your Spouse, unless you designate an alternative Beneficiary (or Beneficiaries) for all or a portion of your account with your Spouse's written consent. If you are unmarried at the time of your death, your vested account balance will be paid to your designated Beneficiary or Beneficiaries.

    Distribution(s) to your spouse or Beneficiary will be made in the form(s) determined by each spouse or Beneficiary.

Post-retirement Death Benefits

    If you die after the distribution of your vested account balance has already commenced, the remainder of your vested account balance will be distributed to your Spouse or the Beneficiary (or Beneficiaries) you properly designated before your death.

                               6. MISCELLANEOUS

Nondiscrimination Testing

    Each year the Employer is required to test the plan for nondiscrimination. The test is performed by comparing the average percentage of Compensation contributed on behalf of the Highly Compensated Employees with the average percentage of Compensation contributed on behalf of the non-Highly Compensated Employees. The average percentage for the Highly Compensated cannot exceed the average percentage for the non-Highly Compensated by more than a certain amount.

    If the plan fails the nondiscrimination test, the Employer will be required to take steps, which may include returning some of the contributions made on behalf of the Highly Compensated Employees, to bring the plan into compliance with the nondiscrimination rules.

Investment of the Trust Fund

    All contributions in your name are held in a separate account maintained in your name and invested by the Trustee. The Trust Fund is maintained strictly for the benefit of Participants and their Beneficiaries; the Trustee is required to act only in their interest. Decisions with respect to the investment of the assets in your particular account will be made by (check appropriate box according to Sec. XII. of AA):

         /X/      you.

         / /      the Plan Administrator.

Loans

    (Check appropriate box according to Sec. XIII. of AA):

    / /      Loans are not permitted.

    /X/ Loans are permitted. Loans are made only from your account and are subject to the nondiscriminatory terms and conditions prescribed by the Administrator, as described in the loan policy attached to this Summary.

Amendment and Termination of Plan

    The Employer has the right to amend or terminate the Plan at any time. However, the Plan has the following provisions to protect your benefits if the Plan is either amended or terminated: once the Employer has made a valid contribution to the Trust, the Employer cannot recover it. Similarly, once you have a vested benefit, it cannot be taken away. Finally, unless the law requires it, or the government gives special permission, the amount in your account cannot be reduced and the Plan's distribution options cannot be changed.

    Once you become a Participant in the Plan, you will maintain your interest in all future Employer contributions regardless of whether the Employer changes the Plan's eligibility and/or vesting requirements. If the vesting schedule is changed, Participants with 3 or more Vesting Years (5 or more Vesting Years for Participants who have not been credited with an Hour of Service in a Plan Year beginning after 12/31/88) may choose to keep the old vesting schedule for their accounts.

    If the Plan is combined in any way with another plan, your benefit under the combined plan will not be less than it would have been if the Plan had terminated, instead of being combined with the other plan.

    If the Plan terminates or the Employer completely discontinues contributions, the Administrator will instruct the Trustee as to whether and how to distribute Participants' accounts.

    The Employer has delegated a limited power to amend the Plan to Scudder Investor Services, Inc.

Administration

    The Individual or entity whose name appears on page 25 will serve as Administrator of the Plan. It is the Administrator's job to keep lists of Participants and their Beneficiaries, to process disbursement orders, to take care of bookkeeping, recordkeeping and to prepare reports for employees and government agencies. The Administrator will also have the authority to decide all questions about the interpretation of Plan provisions and to hold hearings on disputed claims for benefits.

Claims And Review Procedure

    The Administrator will administer the Plan to provide benefits to you automatically as soon as you are entitled to receive them; however, the following procedure is available to you if you feel that you are entitled to a benefit you are not receiving:

     (a)   Making a Claim

           You must make a claim to the Administrator in writing unless the Administrator agrees that this formality is not required.

     (b)   Notice of Reason For Denial

           If the Administrator denies your claim to a benefit, you must receive written notice of the denial within 60 days after the day you filed your claim. This notice must give you the reasons for the denial and a description of what your rights are for review of the denial.

      (c) Review

          You will have 60 days from the day you received a denial from the Administrator to make a written application for review. You may have a hearing at that review session if you ask for it. If you request a hearing, you may have a lawyer with you, you may examine the Plan documents, and you may submit your own comments in writing.

          The Administrator must make a decision on the review within 60 days of your application, except that up to 60 more days may be taken if the Administrator finds that special circumstances exist, such as the need to hold a hearing. You will receive the Administrator's decision in writing, including reasons for that decision.

"Spendthrift" Provisions

    Generally, the Plan does not allow you to pledge, give away or sell your rights to your account. Except to the extent that the plan permits you to take out loans on your account, and except as ordered by a court pursuant to a qualified domestic relations order, your account balance may not be reduced for any reason.

Trust Fund Not Insured

    The funds in the Plan are not insured because insurance is not available for this type of retirement plan. Pension insurance is available only for plans in which the actual dollar amount of the benefits is known. In this Plan, the actual dollar amount of the contributions varies from year to year, and the amount in your account depends on the investment results in the Trust Fund. The value in dollars of your benefits will therefore not be known until you are entitled to receive them. Consequently, the Plan is not eligible for insurance.

Inability to Locate Person to Receive Payment, Incompetent Beneficiary

    If the person eligible to receive any benefit from the Plan is unable to be located or identified, the Administrator, in his/her discretion, may direct the Trustee to: (1) forfeit and reallocate the benefit to the remaining Participants, (2) retain the benefit in the Trust, or (3) pay the benefit to a court pending judicial determination of who is entitled to the benefit. However, if the benefit is forfeited and reallocated, the Employer will be required to reinstate the benefit if the person eligible to receive the benefit is later located or identified.

    If the Administrator decides that any person to whom a benefit is payable is physically or mentally incapable of handling his or her financial affairs, the Administrator may direct the Trustee to make payments that would normally be due to that individual, either to the individual's legal representative or to any of the individual's relatives or friends, or directly for the individual's support and maintenance.

Special Rights under ERISA

    As a participant in the Plan, you are entitled to certain rights and protections under ERISA (Employee Retirement Income Security Act of 1974). ERISA provides that all participants will be entitled to:

         (a) Examine without charge, at the Administrator's office, all Plan documents including insurance contracts and copies of all documents filed by the Plan with the U.S. Department of Labor, such as annual reports and Plan descriptions.

         (b) Obtain copies of all Plan documents and other Plan information upon written request to the Administrator. The Administrator may make a reasonable charge for the copies.

         (c) Receive a summary of the Plan's annual financial report. The Plan Administrator is required by law to furnish each participant with a copy of this summary financial report.

         (d) Obtain a statement telling you whether you have a right to receive a pension at normal retirement age, and if so, what your benefits would be at normal retirement age if you stop working under the Plan now. If you do not have a right to a benefit, the statement will tell you how many more years you have to work to have a right to a benefit. You must request this statement in writing. The Plan Administrator is not required to provide this statement more than once a year, but must provide the statement free of charge.

         (e) In addition to creating rights for plan participants, ERISA imposes duties upon the people who are responsible for the operation of the employee benefit plan. The people who operate your plan, the Administrator and the Trustee, are called "Fiduciaries" of the plan, and have a duty to act prudently and in the interest of you and other Plan Participants and Beneficiaries.

                  No one, including the Fiduciaries, your Employer, your union or any other person, may fire you or otherwise discriminate against you in any way to prevent you from obtaining a pension benefit or exercising your rights under ERISA. If your claim for a pension benefit is denied in whole or in part, the Plan Administrator must provide you with a written explanation of the reason for the denial. You also have the right to have the Administrator review and reconsider your claim.

         You can take the following steps to enforce the above rights under
         ERISA:

         1. if you request materials from the Plan Administrator and do not receive them within 30 days, you may file suit in a federal court. In such a case, the court may require the Administrator to provide the materials and pay you up to $100 a day until you receive the materials, unless the materials were not sent because of reasons beyond the control of the Administrator.

         2. If you have a claim for benefits which is denied or ignored, in whole or in part, you may file suit in a state or federal court.

         3. If the Plan Fiduciaries misuse the Plan's money, or if you are discriminated against for asserting your rights, you may ask for assistance from the U.S. Department of Labor, or you may file suit in a federal court. The court will decide who should pay court costs and legal fees. If you are successful, the court may order the person you have sued to pay these costs and fees. If you lose, the court may order you to pay these costs and fees if, for example, it finds your claim is frivolous.

    If you have any questions about your Plan, you should contact the Plan Administrator. If you have any questions about this statement or about your rights under ERISA, you should contact the nearest Area Office of the U.S. Labor-Management Services Administration, Department of Labor.

7. REFERENCES

Name of Plan:

                                                             NZ 401(k) Plan
                                               ---------------------------------
Plan Number:

(enter the 3 digit number assigned by the Employer to the Plan: it will be 001 if this is the first plan the Employer has adopted, 002 if the second, etc. It is not the numbers printed on the first page of the AA, for example, 001 or 002.)

                                                             002
                                               ---------------------------------

Plan Year:                                     The 12-month period ending on the
                                               last day of:

(enter last month of Plan Year;
  see Sec. XV.A. of AA)                        December

  Name, Address and Phone Number
  of Employer:                                 New Mexico and Arizona Land
                                               Company
                                               2810 N. 3rd Street, Suite 203
                                               Phoenix, AZ 85004
                                               (602)266-5455

Employer Identification Number:                43 - 0433090


Employer's Fiscal Year:                        The 12-month period ending on the
                                               last day of:    December

Name and Address of Plan Administrator

  (if Employer intends to serve as
  Administrator, fill in the Employer's
  name and address; otherwise insert
  the name and address of the person
  the Employer has designated to
  serve as Administrator)                    New Mexico and Arizona Land Company
                                             2810 N. 3rd Street, Suite 203
                                             Phoenix, AZ 85004

Name and Address of Agent for
Service of Legal Process:

(Complete with name and address of
an individual upon whom legal process
may be served. If such individual is
not the Administrator, also insert
"legal process may also be served
on the Administrator."                       W. M. Kelley, VP-Law
                                             New Mexico and Arizona Land Company
                                             2810 N. 3rd Street, Suite 203
                                             Phoenix, AZ 85004

Name and Address of Trustee:

                                             Scudder Trust Company
                                             76 Northeastern Boulevard
                                             Suite 34
                                             Nashua, NH 03062

:mmm - d:\mm\forms\401kspd5 03/25/92

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